EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1996, except with respect to the matters discusssed in Note 13 therein, as to which the date is March 15, 1996, included in IVAX Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
- ------------------------
Arthur Andersen LLP


Miami, Florida,
July 8, 1996